Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	6-30-15	3-31-15	6-30-14
Assets
Loans	$58,264	$57,953	$55,600
Loans held for sale	835	1,649	435
Securities available for sale	14,244	13,120	12,224
Held-to-maturity securities	5,022	5,005	5,233
Trading account assets	674	789	890
Short-term investments	3,222	3,378	3,176
Other investments	703	730	899

Total earning assets	82,964	82,624	78,457
Allowance for loan and lease losses	(796)	(794)	(814)
Cash and due from banks	693	506	604
Premises and equipment	788	806	844
Operating lease assets	296	306	306
Goodwill	1,057	1,057	979
Other intangible assets	83	92	108
Corporate-owned life insurance	3,502	3,488	3,438
Derivative assets	536	731	549
Accrued income and other assets	3,314	3,144	3,090
Discontinued assets	2,169	2,246	4,237

Total assets	$94,606	$94,206	$91,798

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$36,024	$35,623	$33,637
Savings deposits	2,370	2,413	2,450
Certificates of deposit ($100,000 or more)	2,032	1,982	2,743
Other time deposits	3,105	3,182	3,505

Total interest-bearing deposits	43,531	43,200	42,335
Noninterest-bearing deposits	26,640	27,948	24,781
Deposits in foreign office — interest-bearing	498	474	683

Total deposits	70,669	71,622	67,799
Federal funds purchased and securities sold under repurchase agreements	444	517	1,213
Bank notes and other short-term borrowings	528	608	521
Derivative liabilities	560	825	451
Accrued expense and other liabilities	1,537	1,308	1,400
Long-term debt	10,267	8,713	8,213
Discontinued liabilities	—	—	1,680

Total liabilities	84,005	83,593	81,277

Equity
Preferred stock, Series A	290	290	291
Common shares	1,017	1,017	1,017
Capital surplus	3,898	3,910	3,987
Retained earnings	8,614	8,445	7,950
Treasury stock, at cost	(2,884)	(2,780)	(2,452)
Accumulated other comprehensive income (loss)	(345)	(279)	(289)

Key shareholders’ equity	10,590	10,603	10,504
Noncontrolling interests	11	10	17

Total equity	10,601	10,613	10,521

Total liabilities and equity	$94,606	$94,206	$91,798

Common shares outstanding (000)	843,608	850,920	876,823

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-15	3-31-15	6-30-14	6-30-15	6-30-14
Interest income
Loans	$532	$523	$526	$1,055	$1,045
Loans held for sale	12	7	5	19	9
Securities available for sale	72	70	71	142	143
Held-to-maturity securities	24	24	23	48	45
Trading account assets	5	5	7	10	13
Short-term investments	2	2	1	4	2
Other investments	5	5	6	10	12

Total interest income	652	636	639	1,288	1,269

Interest expense
Deposits	26	26	31	52	63
Federal funds purchased and securities sold under repurchase agreements	—	—	—	—	1
Bank notes and other short-term borrowings	2	2	2	4	4
Long-term debt	40	37	33	77	65

Total interest expense	68	65	66	133	133

Net interest income	584	571	573	1,155	1,136
Provision for credit losses	41	35	12	76	16

Net interest income after provision for credit losses	543	536	561	1,079	1,120

Noninterest income
Trust and investment services income	111	109	94	220	192
Investment banking and debt placement fees	141	68	99	209	183
Service charges on deposit accounts	63	61	66	124	129
Operating lease income and other leasing gains	24	19	35	43	64
Corporate services income	43	43	41	86	83
Cards and payments income	47	42	43	89	81
Corporate-owned life insurance income	30	31	28	61	54
Consumer mortgage income	4	3	2	7	4
Mortgage servicing fees	9	13	11	22	26
Net gains (losses) from principal investing	11	29	27	40	51
Other income (a)	5	19	9	24	23

Total noninterest income	488	437	455	925	890

Noninterest expense
Personnel	408	389	389	797	777
Net occupancy	66	65	68	131	132
Computer processing	42	38	41	80	79
Business services and professional fees	42	33	41	75	82
Equipment	22	22	24	44	48
Operating lease expense	12	11	10	23	20
Marketing	15	8	13	23	18
FDIC assessment	8	8	6	16	12
Intangible asset amortization	9	9	9	18	19
OREO expense, net	1	2	1	3	2
Other expense	86	84	85	170	162

Total noninterest expense	711	669	687	1,380	1,351

Income (loss) from continuing operations before income taxes	320	304	329	624	659
Income taxes	84	74	76	158	168

Income (loss) from continuing operations	236	230	253	466	491
Income (loss) from discontinued operations, net of taxes	3	5	(28)	8	(24)

Net income (loss)	239	235	225	474	467
Less: Net income (loss) attributable to noncontrolling interests	1	2	6	3	6

Net income (loss) attributable to Key	$238	$233	$219	$471	$461

Income (loss) from continuing operations attributable to Key common shareholders	$230	$222	$242	$452	$474
Net income (loss) attributable to Key common shareholders	233	227	214	460	450

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.28	$.53	$.54
Income (loss) from discontinued operations, net of taxes	—	.01	(.03)	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.28	.27	.24	.54	.51

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.27	$.52	$.53
Income (loss) from discontinued operations, net of taxes	—	.01	(.03)	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.27	.26	.24	.53	.51

Cash dividends declared per common share	$.075	$.065	$.065	$.14	$.12

Weighted-average common shares outstanding (000)	839,454	848,580	875,298	843,992	879,986
Weighted-average common shares and potential common shares outstanding (000) (c)	846,312	857,122	902,137	851,687	886,684

(a)	For each of the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2015, and June 30, 2014, Key did not have any impairment losses related to securities. For the three months ended March 31, 2015, impairment losses related to securities totaled less than $1 million.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.